EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 30, 2018, relating to the audited consolidated financial statements of EPOINT Payment Corp. as of and for the years ended December 31, 2017 and December 31, 2016 in this Amendment No. 1 to Current Report on Form 8-K/A of Genesis Financial, Inc., filed on May 4, 2018.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
May 4, 2018